Exhibit 1.1

EXECUTION VERSION

16,400,000 Shares

CUMULUS MEDIA INC.

Class A Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

October 9, 2013

RBC Capital Markets LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

As the Representative of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Cumulus Media Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 16,400,000 shares (the “Firm Securities”) of the Issuer’s Class A Common Stock, $0.01 par value per share (the “Common Stock”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell to the Underwriters, at the Underwriters’ option, an aggregate of up to 2,460,000 additional shares of the Issuer’s Common Stock (the “Option Securities”) as set forth below. To the extent there are no additional Underwriters named in Schedule I hereto other than you, the terms “Underwriter” and “Underwriters” shall mean RBC Capital Markets, LLC.

As the Representative, you have advised the Issuer that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities (if you elect to exercise the option set forth in Section 2(c) hereof) in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Registration Statement (as defined herein) (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has been declared effective under the Securities Act. As used in this Agreement:

(i) “Applicable Time” means 6:25 p.m., New York City time, on October 9, 2013;

(ii) “Base Prospectus” means the base prospectus, dated October 7, 2013, included in the Registration Statement;

(iii) “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) the information set forth on Schedule IV hereto and (B) each Issuer Free Writing Prospectus identified on Schedule III hereto as included in the Disclosure Package;

(iv) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offering of the Shares;

(vi) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations which is filed prior to the filing of the Prospectus, together with the Base Prospectus;

(vii) “Prospectus” means the final prospectus (including any prospectus supplement thereto) relating to the offering of the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus; and

(viii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-191439), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and, in the event any post-effective amendment thereto or Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

(iv) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referenced in Section 1(a) hereof.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) prior to the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Issuer meets the requirements for use of a registration statement on Form S-3 under the Securities Act. The Registration Statement, which was initially filed with the Commission under the Securities Act on September 27, 2013, including all amendments thereto filed prior to the Applicable Time, was declared effective under the Securities Act on October 7, 2013. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you.

(b) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and any Preliminary Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the Registration Statement did not, and any further amendments to the Registration Statement, when they become effective, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented through the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not

include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus does not conflict with the information included in the Registration Statement and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this sentence do not apply to statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus, or any Issuer Free Writing Prospectus, or any such amendment or supplement, made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use therein, which information is specified in Section 13 below.

(c) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Each of the statements made by the Issuer in the Registration Statement, the Disclosure Package and the Prospectus (including the documents incorporated by reference therein) regarding the Issuer’s expectations, plans and intentions and any other information that constitutes “forward-looking” information within the meaning of the Securities Act, the Rules and Regulations and the Exchange Act, was made or will be made with a reasonable basis and reflect the Issuer’s good faith belief, reliance on and/or estimate of the matters described therein. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, which information is specified in Section 13 below.

(e) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to issue and sell the Shares as contemplated by this Agreement.

(f) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the consolidated subsidiaries of the Issuer (collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or limited liability company, as applicable, power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The subsidiaries of the Issuer listed in Schedule V hereto are the only “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) of the Issuer (collectively the “Significant Subsidiaries”). The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) prevent the consummation of the transactions contemplated hereby (clauses (i) and (ii) are referred to hereinafter as a “Material Adverse Effect”). The outstanding shares of capital stock or other evidences of ownership interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer or another Subsidiary of the Issuer free and clear of all liens, encumbrances, equities and claims (collectively, “Liens”) (except for any such Liens as disclosed in the Registration Statement, the Disclosure Package and the Prospectus); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(g) The authorized, issued and outstanding shares of capital stock of the Issuer are as set forth under the heading “Actual” under the caption “Capitalization” in the Registration Statement, the Disclosure Package and the Prospectus as of the date set forth therein. The terms of all of the Shares and the shares of each other class of common stock of the Issuer conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable.

(h) The Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. No preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Issuer.

(i) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, immediately after the issuance and sale of the Shares to the Underwriters and the use of the proceeds therefrom as described in the Prospectus, no shares of preferred stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of preferred stock of the Issuer. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or otherwise granted pursuant to any employee benefit plans, qualified stock option plans, director compensation arrangements or other compensation plans (the “Issuer Stock Plans”), no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Issuer or its Subsidiaries are outstanding. All of the Issuer’s outstanding options, warrants or other rights to purchase or exchange any securities for shares of the Issuer’s capital stock have been duly authorized and validly issued, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal securities laws and regulations and the terms of any applicable Issuer Stock Plans.

(j) The consolidated financial statements of the Issuer and all of its consolidated Subsidiaries, together with related notes and schedules as included or incorporated by reference, as applicable, in the Registration Statement, the Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and its consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The summary financial data included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer.

(k) The Issuer maintains a system of internal accounting controls (“Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent balance sheet of the Issuer and its consolidated Subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Issuer, (i) the Issuer has not been advised of (A) any significant deficiencies in the design or operation of its Internal Controls that could materially adversely affect the ability of the Issuer to record, process, summarize and report financial data, or any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls of the Issuer, and (ii) since that date, there have been no changes in Internal Controls or in other factors that could materially affect Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(l) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act.

(m) At the Effective Date, the Issuer was, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the rules of The Nasdaq Stock Market that are then in effect and with which the Issuer is required to comply.

(n) Subject in all respects to Rule 406T of Regulation S-T of the Rules and Regulations, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) (i) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules of the Issuer included or incorporated by reference in, as applicable, the Registration Statement, the Disclosure Package and the Prospectus, is to the knowledge of the Issuer, an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board; (ii) PricewaterhouseCoopers LLP, which has certified certain financial statements of Cumulus Media Partners, LLC (“CMP”) and delivered its opinion with respect to the audited financial statements of CMP incorporated by reference in the

Registration Statement, the Disclosure Package and the Prospectus, is, to the knowledge of the Issuer, an independent registered public accounting firm with respect to CMP within the meaning of the Securities Act and the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board; and (iii) Deloitte & Touche LLP, which has certified certain financial statements of Citadel Broadcasting Corporation (“Citadel”) and delivered its opinion with respect to the audited financial statements of Citadel incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is, to the knowledge of the Issuer, an independent registered public accounting firm with respect to Citadel within the meaning of the Securities Act and the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(p) To the knowledge of the Issuer and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) the consolidated financial statements of CMP incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus were prepared in conformity with GAAP and present fairly the financial position of CMP as of the dates indicated and the results of operations and cash flows of CMP for the periods specified in accordance with GAAP and (ii) the consolidated financial statements of Citadel incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus were prepared in conformity with GAAP and present fairly the financial position of Citadel as of the dates indicated and the results of operations and cash flows of Citadel for the periods specified in accordance with GAAP.

(q) The proposed acquisition of Dial Global, Inc. by the Issuer, based upon the facts and circumstances as of the date hereof, is not “probable” for purposes of Regulation S-X (17 C.F.R. Part 210).

(r) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of the Subsidiaries, before any court or administrative agency or otherwise (i) that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described or (ii) which, if determined adversely to the Issuer or any of its Subsidiaries, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(s) No labor problem or dispute with the employees of the Issuer or its Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, consultants, contractors or customers, that could have a Material Adverse Effect.

(t) Except for any failure that would not, individually or in the aggregate, have a Material Adverse Effect, the Issuer and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Issuer’s financial statements (or as described in the Registration Statement, the Disclosure Package and the Prospectus) hereinabove described, subject to no Lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the Disclosure Package and the Prospectus) or which are not material in amount. Except for any failure that would not, individually or in the aggregate, have a Material Adverse Effect, the Issuer and the Subsidiaries occupy their leased properties under valid and binding leases.

(u) Except for any failure that would not, individually or in the aggregate, have a Material Adverse Effect, the Issuer and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Issuer in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Shares.

(v) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, as it may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and any changes and transactions described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) none of the Issuer or any of its Subsidiaries has incurred any liability or obligation (financial or otherwise), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Issuer and its Subsidiaries, as a whole, and there has not been any material change in the capital stock or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Issuer or its Subsidiaries, or any Material Adverse Effect, or any development involving or which may reasonably be expected to result in a Material Adverse Effect, in each case, except as described in the Registration Statement, the Disclosure Package and the Prospectus. The Issuer and the Subsidiaries have no material liabilities or obligations, or indirect or direct contingent obligations that are not disclosed in the Issuer’s financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(w) Neither the Issuer nor any of the Significant Subsidiaries is, (i) in violation of its Certificate of Incorporation or other formation document (“Charter”) or By-Laws, limited liability company agreement or similar organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such Significant Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (1) the Charter or By-Laws of the Issuer or limited liability company agreement or similar organizational documents of the Significant Subsidiaries, (2) any indenture, mortgage, deed of trust or other contract, agreement or instrument to which the Issuer or any of the Subsidiaries is a party, or (3) any order, rule or regulation applicable to the Issuer or any of the Significant Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or any of the Significant Subsidiaries or their respective properties, except, with respect to clauses (2) and (3), where such conflicts, breaches or defaults would not reasonably be expected to result in a Material Adverse Effect.

(x) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consents”) of or with any court or governmental agency or body having jurisdiction over the Issuer or any of the Subsidiaries or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Issuer of the Shares or the execution, delivery and performance of this Agreement by the Issuer and the consummation of the transactions herein contemplated, except (i) such Consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Consents as have been obtained or will be obtained prior to the Closing Date and (iii) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries hold all material Federal Communications Commission (the “FCC”) permits, licenses, authorizations, waivers, registrations, and approvals (collectively, the “FCC Authorizations”) for the Company’s consolidated radio stations that are necessary to conduct their respective businesses in the manner in which they are currently being conducted as described in the Registration Statement, the Disclosure Package and the Prospectus; the FCC Authorizations are in full force and effect; the operations of the stations owned or operated by the Company and its Subsidiaries (the “Stations”), respectively, are in material compliance with the terms of the FCC Authorizations, the Communications Act of 1934, as amended (the “Communications Act”), and the published rules, regulations, policies and decisions of the FCC thereunder (collectively, the “FCC Regulations”); and all reports and documents that are required by the Communications Act and FCC Regulations to be filed with respect to the ownership, management or operation of the Stations have been duly and timely filed, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company and its Subsidiaries has received notice of any revocation or modification of any FCC Authorization or has any reason to believe that any such FCC Authorization will not be renewed in the ordinary course, and there is no pending or to the Issuer’s knowledge threatened notice of violation, order of forfeiture, petition to deny, complaint, investigation or other proceeding pending by or before the FCC except where such revocation, modification, failure to renew, or proceeding, individually or in the aggregate, would not have a Material Adverse Effect.

(z) In addition to the FCC Authorizations, the Issuer and its Subsidiaries possess all licenses, certificates, permits and other authorizations (collectively the “Other Governmental Authorizations”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Issuer and its Subsidiaries has received notice of any revocation or modification of any Other Governmental Authorization or has any reason to believe that any Other Governmental Authorization will not be renewed in the ordinary course, and there is no pending or to the Issuer’s knowledge threatened notice of violation, order of forfeiture, petition to deny, complaint, investigation or other proceeding by or before any governmental authority with respect to the Other Governmental Authorizations except where such modification, failure to renew, or investigation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(aa) To the Issuer’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Issuer’s officers, directors except as set forth in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the

Prospectus, the Issuer (i) does not have any material lending or other relationship with any Underwriter or any bank or lending entity that is, to the Issuer’s knowledge, an affiliate of any Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any entity that is, to the Issuer’s knowledge, an affiliate of any Underwriter.

(bb) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

(cc) Neither the Issuer nor any of its Significant Subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, the Issuer will not be, an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(dd) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. The Issuer has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ee) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuer or any member of its “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy “minimum funding standards” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Issuer nor any member of its Controlled Groups has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corp., in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vi) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ff) Other than as contemplated by this Agreement or as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Issuer nor any Subsidiary has incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(gg) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Issuer nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the material contracts or agreements referred to or described in the Registration Statement, the Disclosure Package or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, any Subsidiary or, to the Issuer’s knowledge, any other party to any such contract or agreement.

(hh) (i) The Issuer and its Subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable laws, regulations and other legally binding requirements relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except for any such failure to comply, or failure to receive required permits, licenses or approvals, or written notice, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) (x) except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no proceedings that are pending or that are, to the knowledge of the Issuer and the Subsidiaries, contemplated against the Issuer or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more would be imposed and (y) neither the Issuer nor its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Issuer and its Subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of Liens; (ii) to the knowledge of the Issuer, the conduct of the businesses of the Issuer and its Subsidiaries does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); (iii) to the knowledge of the Issuer, no third party violates or infringes the intellectual property owned by the Issuer or any of its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) none of the Issuer or its Subsidiaries has received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Issuer or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or any Subsidiary, by any of their officers or directors or, to the Issuer’s knowledge, by any of their employees, agents or any other person, in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(kk) The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, or to the knowledge of the Issuer, threatened.

(ll) None of the Issuer nor any of its Subsidiaries (collectively, the “Entity”), nor any director or officer of the Entity nor, to the Entity’s knowledge, any employee agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm) No relationship, direct or indirect, exists between or among the Issuer or its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer or its Subsidiaries, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.

(nn) The Issuer has not distributed any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representative.

(oo) At the respective times that the Registration Statement or any amendment to the Registration Statement were filed and at the date of this Agreement, the Issuer was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 of the Rules and Regulations.

(pp) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to Issuer Stock Plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Issuer and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2. Purchase, Sale and Delivery of the Firm Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Issuer at a price of $4.7625 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Securities to be sold hereunder is to be made in federal (same day) funds to an account designated by the Issuer for the Firm Securities to be sold by it against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, NY (“DTC”) at 9:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Issuer shall agree upon (such time and date being herein referred to as the “Closing Date”).

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Firm Securities but not payable on the Option Securities. The option granted hereby may be exercised in whole or in part, once or on multiple occasions, by giving written notice (i) at any time on or before the business day immediately preceding the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representative but shall not be earlier than three (one if such date will be the Closing Date) nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as the Representative, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date by wire transfer payable in same-day funds to an account designated by the Issuer for the Option Securities to be sold by it against delivery of certificates therefor to the Representative for the several accounts of the Underwriters through the facilities of DTC.

3. Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representative deems it advisable to do so. The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representative in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. Covenants.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which RBC Capital Markets, LLC shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and without the prior consent of RBC Capital Markets, LLC, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1. Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and RBC Capital Markets, LLC, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and RBC Capital Markets, LLC is listed on Schedule III hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show in connection with the offering and sale of the Shares. The Issuer agrees that if at any time following issuance of an Issuer

Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to RBC Capital Markets, LLC and, if requested by RBC Capital Markets, LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) In connection with the offering and sale of the Shares, the Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) In connection with the offering and sale of the Shares, the Issuer shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. In connection with the offering and sale of the Shares, the Issuer shall use its commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If, in connection with the offering and sale of the Shares, the Commission shall enter any such stop order or issue any such notice at any time, the Issuer will use its commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment.

(e) The Issuer will cooperate with the Representative in endeavoring to qualify the Shares for sale under or obtain exemptions from the application of the securities laws of such jurisdictions as the Representative may reasonably designate in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, that the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares. The Issuer will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) The Issuer will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Issuer will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Issuer will deliver to the Representative at or before the Closing Date, four conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder and the rules and regulations of The Nasdaq Stock Market, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event or development shall occur or condition exist as a result of which the Prospectus or the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Prospectus or the Disclosure Package, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or Exchange Act or with a request from the Commission, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuer agrees to (i) notify the Representative of any such event, development or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement to be declared effective) and furnish at its own expense to the Underwriters and to any dealers identified by the Representative, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus necessary in order to make the statements in the

Registration Statement, the Disclosure Package or the Prospectus, as the case may be, as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, an earning statement (as defined in Rule 158 of the Rules and Regulations) (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(i) The Issuer covenants and agrees that it will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, lend or otherwise dispose of any shares of common stock of any class (collectively, “shares of Common Stock”), options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of shares of Common Stock, or announce the offering of, or file any registration statement under the Securities Act in respect of any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus relating to the offering (the “Restricted Period”), other than: (i) the Shares to be sold hereunder; (ii) grants of options or other purchase rights or shares of Common Stock pursuant to the Issuer Stock Plans; provided, that such securities will not vest or become exercisable, as applicable, during the Restricted Period without the prior consent of the Representative; (iii) issuances of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to the exercise of warrants, options or other convertible or exchangeable securities, including shares of convertible preferred stock, in each case, which are outstanding on the date hereof; or (iv) the filing of any registration statement on Form S-8 or any similar or successor form relating to an offering of securities solely to the Issuer’s or its Subsidiaries’ employees.

(j) The Issuer will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on The Nasdaq Global Select Market.

(k) The Issuer has caused each of the persons listed on Schedule II hereto, which list includes all of the Company’s officers pursuant to Section 16 of the Exchange Act, to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit C (“Lockup Agreements”).

(l) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

5. Costs and Expenses.

The Issuer has paid or will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including the form of any required Canadian “wrapper” (including appropriately documented actual and reasonable related fees and expenses of Canadian counsel to the Underwriters); (vi) the filing fees and expenses (including appropriately documented actual and reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares (in an amount not to exceed $10,000); (vii) the listing fee for the Shares on The Nasdaq Global Select Market; (viii) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Issuer, provided however, the Underwriters will pay for 50% of the cost of any aircraft chartered in connection with the road show; and (ix) the appropriately documented actual and reasonable expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Except as provided in this Section 5, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares. Any transfer taxes imposed on the sale of the Shares to the several Underwriters by the Issuer pursuant to this Agreement (but not, for the avoidance of doubt, any such taxes imposed on resale of any Shares by an Underwriter) will be paid by the Issuer.

If this Agreement shall not be consummated because the conditions in Section 6 or 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11(a)(i), (vi) and (vii), or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, actually and reasonably incurred and appropriately documented in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and each Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof, and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations; if the Issuer has elected to rely upon Rule 462(b) of the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, if any, which would prevent the issuance of the Shares.

(b) The Representative shall have received on the Closing Date and the Option Closing Date, if any, an opinion of Jones Day, counsel for the Issuer, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters substantially in the form set forth in Exhibit A.

(c) The Representative shall have received on the Closing Date and each Option Closing Date, if any, the opinion of Pillsbury Winthrop Shaw Pittman LLP, special regulatory counsel for the Issuer, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters substantially in the form set forth in Exhibit B.

(d) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion dated the Closing Date and each Option Closing Date, if any, with respect to such matters as the Representative reasonably may request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters.

(e) You shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules of the Issuer examined by them and included and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information of the Issuer contained or incorporated by reference in the Registration Statement the Disclosure Package and the Prospectus.

(f) You shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or each Option Closing Date, if any, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements of CMP examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information of CMP contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(g) You shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or each Option Closing Date, if any, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements of Citadel examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of Citadel contained or incorporated by reference in the Registration Statement the Disclosure Package and the Prospectus.

(h) The Representative shall have received on the Closing Date and each Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or each Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the applicable Option Closing Date, if any;

(iii) The Issuer has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be; and

(iv) Since the respective dates as of which information is given in the Disclosure Package, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(i) The Issuer shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(j) The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Global Select Market and satisfactory evidence thereof shall have been provided to the Representative.

(k) The Lockup Agreements described in Section 4(k) shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Davis Polk & Wardwell LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Condition of the Obligations of the Issuer.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date or the applicable Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and their respective directors, officers, partners, members, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing (each an “Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Issuer will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from any of such documents or any road show in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative specifically for use therein, which information is specified in Section 13 below;

(ii) to reimburse each Indemnified Party upon demand for any and all legal or other out-of-pocket expenses actually and reasonably incurred, and appropriately documented, by such Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares under Section 8(a)(i) above, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that any of the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriters will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) Each Underwriter agrees severally and not jointly to:

(i) indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Underwriter Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (y) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in such documents in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through the Representative specifically for use therein, which information is specified in Section 13 below;

(ii) reimburse each Underwriter Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding under Section 8(b)(i) above, whether or not such Underwriter Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter Indemnified Party was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter Indemnified Party will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 8(b) shall be in addition to any liabilities that any of the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation), action or suit shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay, promptly after request therefor, which request shall include appropriate documentation of the actual incurrence thereof, the actual and reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the appropriately documented actual and reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the actual and reasonable fees and expenses of more than one separate firm (in addition to special local counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement attributing fault or liability to any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Any losses, claims, expenses, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party within 30 days of presentation of appropriate documentation therefor. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Default by Underwriters.

If on the Closing Date or the applicable Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or the Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281-8098
	Attention:	Michael Goldberg,
Syndicate Director
	Fax:	(212) 428-6260

with a copy to	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	Michael Kaplan
	Fax:	(212) 701-5111

if to the Issuer, to	Cumulus Media Inc.
3280 Peachtree Road, N.W., Suite 2300
Atlanta, Georgia 30305
	Attention:	General Counsel
	Fax:	(404) 260-6877

with a copy to	Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
	Attention:	Mark L. Hanson, Esq.
	Fax:	(404) 581-8330

11. Termination.

This Agreement may be terminated:

(a) by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters (which may include the Representative) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as the Representative does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of the Representative (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include the Representative) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as the Representative does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of the Representative (whether or not the condition of clause (i)(A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, (vii) the suspension of trading of the Issuer’s common stock by The Nasdaq Global Select Market, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12. Successors.

This Agreement has been and is made solely for the benefit of the Issuer and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of (a) the names of each Underwriter on the cover page and back cover of the Prospectus, (b) the names of each Underwriter in the first table under the caption “Underwriting” in the Prospectus, (c) the statement regarding the delivery of Shares by the Underwriters set forth in the fifth paragraph on the cover page of the Prospectus and (d) the third, seventh, sixteenth, nineteenth and twenty-third paragraphs under the caption “Underwriting” in the Prospectus.

14. Research Independence.

The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. No fiduciary duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arm’s-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16. Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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If the foregoing Underwriting Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Richard S. Denning
Senior Vice President, Secretary and General Counsel

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC

As the Representative of the several Underwriters listed on Schedule I

By: RBC CAPITAL MARKETS, LLC

By:	/s/ William R. Drewry
Name:	William R. Drewry
Title:	Managing Director